SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
     THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [  ]

CHECK THE APPROPRIATE BOX:

[ X ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as
          permitted by Rule 14a-6(e)(2))
[   ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Section 240.14a-11(c)
          or Section 240.14a-12

                    GLADSTONE RESOURCES, INC.
        (Name of Registrant as Specified In Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ X ]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-
          6(I)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:


(2)  Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the fling fee is calculated and state how it was determined):


(4)  Proposed maximum aggregate value of transaction:


(5)  Total fee paid:


[   ]     Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided
        by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:


(2)  Form, Schedule or Registration Statement No.:


(3)  Filing Party:


(4)  Date Filed:

                    GLADSTONE RESOURCES, INC.
              3500 Oak Lawn Ave., Suite 590, LB 49
                        Dallas, TX 75219

                    ------------------------

          NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

                   to be held June _____, 1999

                    ------------------------

To the shareholders of Gladstone Resources, Inc.:

NOTICE IS HEREBY given that the 1999 Annual Meeting of
Shareholders (the "Meeting") of Gladstone Resources, Inc. (the
"Company") will be held at 3500 Oak Lawn Avenue, Suite 590,
Dallas, TX  75219 on June ______, 1999 at 10:00 a.m., for the
following purposes:

1.   To elect five (5) Directors to serve until the 2000 Annual
     Meeting of Shareholders and until their successors are duly elected and qualified;

2.   To approve a one-for-five reverse stock split (the "Reverse
     Stock Split") of the Company's outstanding Common Stock;

3. To approve the merger of the Company into a wholly-owned subsidiary of the Company to be organized under the laws of the State of Delaware ("Gladstone-Delaware") in order to effect the change of the Company's state of incorporation from Washington to Delaware (the "Reincorporating"), pursuant to an Agreement and Plan of Merger in the form attached as Exhibit A to the accompanying proxy statement (the "Reincorporating Merger Agreement"). Upon the consummation of the Reincorporating, the Company shall continue its operations as a Delaware corporation;

4. In connection with the Reincorporating to approve and adopt provisions of the Certificate of Incorporation of Gladstone-Delaware ("Delaware Certificate") in the form attached as Exhibit B to the attached proxy statement which provisions would (i) authorize up to 10 million shares of Common Stock
     ("Delaware Certificate Proposal One"), (ii) authorize up to
     5 million shares of a new class of undesignated Preferred Stock
     ("Blank Check Preferred Stock"), which would allow the Board of Directors of the Company to issue, without further shareholder action, one or more series of Preferred Stock, ("Delaware
     Certificate Proposal Two"), (iii) require that all shareholder actions be taken at a shareholders meeting ("Delaware Certificate Proposal Three"), (iv) eliminate cumulative voting in the election of directors ("Delaware Certificate Proposal Four"), (v) provide that officers and directors of the Company shall receive indemnification from the Company to the fullest extent permitted by Delaware law ("Delaware Certificate Proposal Five"),(vi) require the vote of the holders of 66-2/3% of the voting power of the Company to amend the provisions of (iii) and (v) above, or to amend or repeal the Delaware Bylaws, if shareholders ever seek to amend or repeal the Delaware Bylaws ("Delaware Certificate Proposal Six", and together with the foregoing proposals the "Delaware Certificate Proposals"); and

5. To transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on June ____, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

A list of shareholders of the Company entitled to notice of and to vote at the Meeting will be available for examination at the Meeting and during ordinary business hours from June __, 1999 to the date of the Meeting at the principal offices of the Company at the address set forth above.

You are cordially invited to attend the Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,

Sheila Irons
SECRETARY
June ___, 1999

                        TABLE OF CONTENTS
                                                          Page
INTRODUCTION.............................................  1

THE MEETING..............................................  1

 TIME, DATE AND PLACE OF MEETING.........................  1
 RECORD DATE AND OUTSTANDING SHARES......................  1
 INTENTIONS TO VOTE......................................  2
 VOTING OF PROXIES; REVOCATION...........................  2
 VOTE REQUIRED; DISSENTERS RIGHTS........................  2
 PROXY SOLICITATION AND EXPENSES.........................  3

ELECTION OF DIRECTORS (ITEM 1) AND MANAGEMENT
 INFORMATION.............................................  4

 DIRECTORS...............................................  4
 MEETINGS OF THE BOARD OF DIRECTORS......................  5
 DIRECTORS FEES..........................................  5
 BENEFICIAL OWNERSHIP OF FIVE PERCENT OR
  GREATER SHAREHOLDERS...................................  5
 BENEFICIAL OWNERSHIP OF DIRECTORS AND
  EXECUTIVE OFFICERS.....................................  6
 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........  6
 EXECUTIVE COMPENSATION..................................  7
 OPTION/SAR GRANTS IN LAST FISCAL YEAR...................  7
 AGGREGATED OPTION/SAR EXERCISES IN LAST
  FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES......  7
 LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR.....  8
 EMPLOYMENT CONTRACTS AND TERMINATION OF
  EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS..........  8
 COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.......  8

REVERSE STOCK SPLIT (ITEM 2).............................  8
 GENERAL.................................................  8
 REASONS FOR THE REVERSE STOCK SPLIT.....................  8
 EFFECT OF THE REVERSE STOCK SPLIT.......................  9
 CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...............  9

REINCORPORATING PROPOSAL (ITEM 3)........................ 10
 GENERAL................................................. 10
 PRINCIPAL FEATURES OF THE REINCORPORATING
  AND THE MERGER......................................... 11
 PRINCIPAL REASONS FOR THE REINCORPORATING............... 11
 POSSIBLE DISADVANTAGES OF REINCORPORATING............... 12
 AMENDMENT, DEFERRAL OR TERMINATION OF THE
  REINCORPORATING MERGER AGREEMENT....................... 13
 FEDERAL INCOME TAX CONSQUENCES OF THE
  REINCORPORATING........................................ 13

EXCHANGE OF STOCK CERTIFICATES........................... 13

DISSENTERS' RIGHTS....................................... 14

ADOPTION OF DELAWARE CERTIFICATE PROPOSALS (ITEM 4)...... 15

DELAWARE CERTIFICATE PROPOSAL ONE:
 INCREASE IN AUTHORIZED CAPITAL STOCK.................... 16

 GENERAL................................................. 16
 PRINCIPAL REASONS FOR AUTHORIZATION..................... 16
 POSSIBLE DISADVANTAGES.................................. 16

DELAWARE CERTIFICATE PROPOSAL TWO:
 AUTHORIZATION OF BLANK CHECK PREFERRED.................. 16

 GENERAL................................................. 16

                                I

 PRINCIPAL REASONS FOR AUTHORIZATION..................... 16
 POSSIBLE DISADVANTAGES OF AUTHORIZATION................. 17

DELAWARE CERTIFICATE PROPOSAL THREE:
ELIMINATION OF SHAREHOLDER CONSENTS...................... 17
 GENERAL................................................. 17
 REASONS FOR PROPOSAL.................................... 17
 POSSIBLE DISADVANTAGES OF PROPOSAL...................... 18

DELAWARE CERTIFICATE PROPOSAL FOUR:
 ELIMINATION OF CUMULTIVE VOTING......................... 18

 GENERAL................................................. 18
 REASONS FOR PROPOSAL.................................... 18
 POSSIBLE DISADVANTAGES OF PROPOSAL...................... 18

DELAWARE CERTIFICATE PROPOSAL FIVE:
 INDEMNIFICATION......................................... 19

DELAWARE CERTIFICATE PROPOSAL SIX:
 SUPERMAJORITY VOTING REQUIREMENTS TO AMEND OR
 REPEAL CERTAIN PROVISIONS OF THE CERTIFICATE
 OF INCORPORATION OR BYLAWS.............................. 19

INTERESTED PARTIES....................................... 19

MARKET FOR REGISTRANT'S COMMON EQUITY AND
 RELATED SHAREHOLDER MATTERS............................. 20

 MARKET FOR COMMON STOCK................................. 20
 DIVIDENDS............................................... 20
 HOLDERS OF RECORD....................................... 20

INCORPORATION OF CERTAIN
 INFORMATION BY REFERENCE................................ 20

SHAREHOLDER PROPOSALS.................................... 20

OTHER MATTERS............................................ 20


EXHIBIT A - REINCORPORATING MERGER AGREEMENT
EXHIBIT B - CERTIFICATE OF INCORPORATION OF GLADSTONE - DELAWARE
EXHIBIT C - WBCA DISSENTERS' RIGHTS
EXHIBIT D - COMPARISON OF WASHINGTON AND DELAWARE CORPORATE LAW

                               II

                         PROXY STATEMENT

                      ---------------------

                    GLADSTONE RESOURCES, INC.
              3500 OAK LAWN AVE., SUITE 590, LB 49
                       DALLAS, TEXAS 75219

                    ------------------------

               1999 ANNUAL MEETING OF SHAREHOLDERS
                         JUNE ____, 1999

                    ------------------------

                          INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Gladstone Resources, Inc., a Washington corporation (the "Company" or "Gladstone"), for use at the 1999 Annual Meeting of Shareholders (the "Meeting") to be held at 3500 Oak Lawn, Suite 590, Dallas, Texas 75219, on June ___, 1999 at 10:00 a.m., and
at any adjournments thereof.

     This Proxy Statement, the accompanying proxy card and the Annual Report of the Company are first being mailed on or about June ___, 1999, to all shareholders of the Company. Although the Annual Report and this Proxy Statement are being mailed together, the Annual Report shall not be deemed a part of this Proxy Statement.

     At the Meeting, the Company's shareholders will vote upon
(i) the election of five (5) directors of the Company to serve until the next annual meeting of shareholders; (ii) a proposal to effect a one-for-five reverse stock split of the Company's outstanding Common Stock (the "Reverse Stock Split"); (iii) a proposal to reincorporate the Company in Delaware (the "Reincorporating"); (iv) certain proposals to adopt provisions of the Certificate of Incorporation of Gladstone-Delaware (the "Delaware Certificate"); and (v) such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors of the Company has nominated the five
(5) directors presented in this proxy statement for election and has approved the Reverse Stock Split, the Reincorporating, each proposal to adopt provisions of the Delaware Certificate (the "Delaware Certificate Proposals") and recommends that holders of Common Stock vote "FOR" the election of the five (5) nominees for election as directors and "FOR" the approval of the Reverse Stock Split, the Reincorporating, and the Delaware Certificate Proposals.

                           THE MEETING

Time, Date and Place of Meeting

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Meeting of Shareholders to be held at 10:00 a.m. on June ____, 1999 at 3500 Oak Lawn Avenue, Suite 590, Dallas, Texas 75219.

Record Date and Outstanding Shares

     The Board of Directors of the Company has fixed the close of business on June ___, 1999 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. Accordingly, only holders of record of the Company's Common Stock, no par value per share (the "Common Stock"), at the close of business on the Record Date will be entitled to vote at the Meeting, either by proxy or in person. As of the Record Date, there were 4,244,060 shares of Common Stock of the Company outstanding. Each share of Common Stock entitles the holder to one vote. There is no cumulative voting and there are no other voting securities of the Company outstanding.

Intentions to Vote

     The members of the Board of Directors and the executvie officers of the Company, which hold an aggregate of 70.29% of the outstanding shares of Common Stock of the Company, have indicated to the Company that they intend to vote their shares for the five (5) nominees for director and for the Reverse Stock Split, the Reincorporating and the Delaware Certificate Proposals. As of the Record Date, the total number of shares of Common Stock which the Board and the executive officers has indicated a desire to vote equals 2,983,062 shares of Common Stock. See "Ownership of Common Stock by Management."

Voting of Proxies; Revocation

     All properly executed proxies received by the Company prior to the Meeting and not revoked will be voted in accordance with the instructions marked thereon. Unless instructions to the contrary are marked thereon, proxies will be voted "FOR" the election as directors of those persons named below, "FOR" the Reverse Stock Split, "FOR" the Company's proposed Reincorporating and "FOR" the adoption of each of the Delaware Certificate Proposals. The Board of Directors of the Company knows of no business other than that mentioned herein, which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment. Any shareholder may revoke his or her proxy at any time prior to the exercise thereof by giving written notice to the Secretary of the Company at the Company's address indicated above, by submitting a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote in person. Attendance at the Meeting will not, in itself, constitute revocation of a proxy.

Vote Required; Dissenters Rights

     A majority of the outstanding Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. Pursuant to the Washington business corporation act ("WBCA"), directors shall be elected by plurality vote at each annual meeting of shareholders and accordingly abstentions and broker non-votes will have no effect on the election of directors. Shareholders are entitled to cumulate their votes in the election of directors. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Under cumulative voting, each shareholder is entitled to cast as many votes as shall equal the number of shares held by the shareholder multiplied by the number of directors to be elected, and such votes may all be cast for a single director or may be distributed among the directors to be elected as the shareholder wishes. If a shareholder desires to cumulate his or her votes, the accompanying proxy should be marked to indicate clearly that the shareholder desires to exercise the right to cumulate votes and to specify how the votes are to be allocated among the nominees for directors. For example, a shareholder may write "cumulate" on the accompanying proxy card and write below the name of the nominee or nominees for whom the shareholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a shareholder may instruct the proxy holders not to vote for one or more of the nominees by writing in the space provided on the accompanying proxy card for withholding authority to vote for a nominee the nominee name. If the accompanying proxy card is not marked with respect to the election of directors, authority will be granted to the persons named in the accompanying proxy card to cumulate votes if they so choose and to allocate votes among the nominees in such a manner as they determine is necessary in order to elect all or as many of the nominees as possible.

     The Reverse Stock Split must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The Reincorporating and the Delaware Certificate Proposals must be approved by the affirmative vote of the holders of two thirds (2/3) of the outstanding shares of Common Stock. Abstentions and broker non-votes will have the effect of a "no" vote with respect to the approval of the Reverse Stock Split, the Reincorporating and the Delaware Certificate Proposals. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Pursuant to the WBCA, holders of Company Common Stock who do not vote in favor of the Reincorporating and holders of less than five shares of the Common Stock who do not vote in favor of the Reverse Stock Split and comply with the detailed provisions contained in Chapter 23B.13 of the WBCA will be entitled to dissent and seek the payment of the fair value of their shares of Gladstone-Washington. See "Dissenters Rights." A copy of Chapter 23B.13 of the WBCA is reproduced as Exhibit C to this Proxy Statement. Shareholders desiring to dissent should read such materials carefully. A vote for those proposals will result in a waiver of any shareholder's dissenters' rights. A vote against those proposals without otherwise complying with the additional notice and other provisions of Chapter 23B.13 of the WBCA will not effectively exercise a dissenting shareholder's dissenters' rights. BECAUSE AN EXECUTED PROXY CARD WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE PROPOSALS UNLESS OTHERWISE SPECIFIED, A SHAREHOLDER RETURNING A SIGNED BUT UNMARKED PROXY CARD WILL WAIVE HIS OR HER RIGHT TO DISSENT FROM THE REINCORPORATING OR, IF APPLICABLE, THE REVERSE STOCK SPLIT.

Proxy Solicitation and Expenses

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. All expenses of this solicitation, including the cost of preparing, assembling, and mailing this proxy soliciting material and Notice of Meeting of Shareholders, will be paid by the Company. Solicitation of holders of Common Stock by mail, telephone, facsimile or by personal solicitation may be done by directors, officers and regular employees of the Company, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable out-of-pocket expenses.

    ELECTION OF DIRECTORS (ITEM 1) AND MANAGEMENT INFORMATION

Directors

     Five directors are to be elected at the Meeting, to serve until the Company's next annual meeting of shareholders and until their respective successors are elected and qualified, or until their earlier resignation or removal.

     The following table sets forth certain information for each nominee and present director of the Company. Each of the nominees for director named in the following table is now serving as a director of the Company and was appointed to the Board of Directors in March, 1999. There is no family relationship between any of the directors or between any director and any executive officer of the Company.



       NAME         AGE           POSITION WITH THE COMPANY
  ---------------   ---  -------------------------------------------


Johnathan M. Hill   49   President, Chief Executive Officer and
                          Director

Charles B. Humphrey 43   Director

H. Wayne Gifford    61   Director

Katherine R. Murphy 42   Treasurer, Assistant Secretary and Director

Fred Oliver         74   Director


     Johnathan M. Hill has served as President, Chief Executive Officer and a director of Gladstone since March 1999. Mr. Hill also is the President of Hill & Hill Production Company, an oil and gas production company, the Secretary and Treasurer of Hill Energy Company, an oil and gas investment company, and the Vice President of HPC Operating Company, an oil and gas operating company, all based in Dallas, Texas, positions he has held since 1985.

     Charles B. Humphrey has served as a director of the Company since March, 1999. Mr. Humphrey also is the President, Treasurer, and sole Director of Humphrey Oil Corporation, an oil and gas exploration company based in Dallas, Texas, and the President and a Director of Lindenshire, Inc., a real estate development company based in Dallas, Texas, positions he has held since 1984. Mr. Humphrey also has been engaged in real estate development and investment individually and through numerous other partnerships, joint ventures and corporations since 1984.

     H. Wayne Gifford has served as a director of Gladstone since March, 1999. Mr. Gifford also is the President and a Director of Gifford Operating Company, an oil and gas operating company based in Dallas, Texas, positions he has held since 1987. Mr. Gifford has also been active as an independent geological consultant since 1980.

     Katherine R. Murphy has served as Treasurer, Assistant Secretary and a director of Gladstone since March, 1999. Ms. Murphy also is the Vice President and Assistant Secretary of Humphrey Oil Corporation, a position she has held since 1989.

     Fred Oliver has served as a director of Gladstone since March, 1999. Mr. Oliver also is the President of Petroleum Ventures of Texas, Inc., an oil and gas investment company based in Dallas, Texas, positions he has held since 1975. Mr. Oliver also has been engaged in geological and engineering consulting since 1953.

     Unless authority to vote for one or more nominees is withheld, the enclosed proxy will be voted "FOR" the election of all of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE FIVE NOMINEES NAMED ABOVE.

Meetings of the Board of Directors

     The Board of Directors acted by unanimous written consent on one occasion during the fiscal year ended December 31, 1998. The Board of Directors did not have an audit, compensation, executive or other committee during the fiscal year ended December 31, 1998.

Directors Fees

     During the fiscal year ended December 31, 1998, the directors were not paid any fees for services as a director or attendance at meetings of the Board of Directors. On April 19, 1999, the Board of Directors of the Company has approved a fee of $250 for each meeting attended by a director.

Beneficial Ownership of Five Percent or Greater Shareholders

     The following table sets forth beneficial owners of five percent or more of the Company's outstanding shares of Common Stock known to the Company as of March 31, 1999. All shares shown in the table reflect sole voting and investment power unless otherwise indicated.

                                                  Number of
                                                   Shares                   Percent
Name and address                                Beneficially                of Total
of beneficial owner                                 Owned(1)                 Shares
---------------------------------                 ----------            ---------------
Charles B. Humphrey                                1,080,819              25.47%
  3500 Oak Lawn, Suite 590, LB 49
  Dallas, TX  75219
Johnathan M. Hill                                  1,080,819              25.47
  3500 Oak Lawn, Suite 590, LB 49
  Dallas, TX  75219
Sheila Irons, Individually and as Trustee of
   Humphrey Children's Trust                         302,630(2)            7.13
  3500 Oak Lawn, Suite 590, LB 49
  Dallas, TX  75219
Fred Oliver                                          259,397               6.11
  4625 Greenville Ave., Suite 205
  Dallas, TX  75206
David Tyrrell, individually and as Trustee of
   the Katherine Desporte Tyrrell Trust              216,164(3)            5.09
  4625 Greenville Ave., Suite 203
  Dallas, TX  75206
____________________
 (1) Based upon the joint Schedule 13D filed January 29, 1999 by Mr. Charles B.
     Humphrey, Mr. Johnathan M. Hill, Mr. Fred Oliver, Mr. David Tyrrell, Mr. H.
     Wayne Gifford, Ms. Katherine R. Murphy and Ms. Sheila Irons (the "Group")
     as a group and certain of the members of the Group individually. Each member

                                        5


     of the Group disclaims beneficial ownership of the shares of Common Stock held by the Group or any other member of the Group.
(2) Includes 216,164 Shares held by Humphrey Children's Trust. Ms. Irons disclaims beneficial ownership of the shares of Common Stock held by the Humphrey Children's Trust.
(3)  Includes 108,082 shares held by Katherine Desporte Tyrrell Trust. Mr.
     Tyrrell disclaims beneficial ownership of the shares of Common Stock held by the Katherine Desporte Tyrrell Trust.


Beneficial Ownership of Directors and Executive Officers

     The following table sets forth the number of shares of Common Stock beneficially owned by each director of the Company, each executive officer of the Company and all directors and executive officers as a group as of March 31, 1999. All shares shown in the table reflect sole voting and investment power unless otherwise indicated.


                                                  Number of
                                                   Shares                  Percent
Name and address of                               Beneficially             of  Total
beneficial owner                                    Owned(1)                Shares(1)
---------------------------------                 ----------               --------
Directors and Executive Officers
   Charles B. Humphrey                            1,080,819                 25.47%
  3500 Oak Lawn, Suite 590, LB 49
  Dallas, TX  75219
   Johnathan M. Hill                              1,080,819                 25.47
  3500 Oak Lawn, Suite 590, LB 49
  Dallas, TX  75219
   Fred Oliver                                      259,397                  6.11
  4625 Greenville Ave., Suite 205
  Dallas, TX  75206
   H. Wayne Gifford                                 172,931                  4.07
  4625 Greenville Ave., Suite 203
  Dallas, TX  75206
   Katherine R. Murphy                               86,466                  2.04
  3500 Oak Lawn, Suite 590, LB 49
  Dallas, TX  75219
   Sheila Irons, Individually and as Trustee
    of Humphrey Children's Trust
  3500 Oak Lawn, Suite 590, LB 49
  Dallas, TX  75206                                  302,630                 7.13
   Directors and Executive Officers as a Group
   (6 individuals)                                 2,983,062                70.29
_____________________
 (1) Based upon the joint Schedule 13D filed January 29, 1999 by Mr. Charles B.
     Humphrey, Mr. Johnathan M. Hill, Mr. Fred Oliver, Mr. David Tyrrell, Mr. H.
     Wayne Gifford, Ms. Katherine R. Murphy and Ms. Sheila Irons (the "Group")
     as a group and certain of the members of the Group individually. Each member of the Group disclaims beneficial ownership of the shares of Common
     Stock held by the Group or any other member of the Group.

Certain Relationships and Related Transactions

     Pursuant to certain operating agreements by and between the Company and Mr. Edward B. Brooks, Jr., the President and a director of the Company during the fiscal year ended December 31, 1998, Mr. Brooks serves as the operator of certain of the Company's oil and gas interests. Pursuant to such operating agreements, the Company paid the following described amounts to Mr. Brooks in 1997 and 1998 and Mr. Brooks paid the following described amounts to the Company in 1997 and 1998.

     Mr. Brooks paid the Company $90,802 and $72,602, respectively, in 1997 and 1998 as the Company's share of gas sales from properties in Schleicher County. The Company paid
Mr. Brooks $68,881 and $52,306, respectively, in 1997 and 1998 for the Company's share of operating costs on properties in Kent County and Schleicher County. In 1998, the Company also paid
Mr. Brooks $4,734 for the Company's share of operating expenses on the Schleicher and Kent County properties that were paid by Mr. Brooks in 1997.

     In 1997, the Company paid Mr. Brooks $228,472 for the Company's share of the cost of a seismic study on properties in Stonewall County and the cost of drilling two wells in other counties in Texas, which turned out to be non-productive. In 1998, the Company paid Mr. Brooks $18,915 for the Company's share of the seismic study on properties in Stonewall County and $37,591 for the Company's share of the cost of drilling a well in Stonewall County that was nonproductive. In 1998, the Company paid $24,335 to Mr. Brooks for the Company's share of lease costs of properties in Stonewall County.

     In 1997 and 1998, the Company reimbursed Mr. Brooks $1,769 and $1,159, respectively, for expenses incurred by him in operating a Company owned vehicle that was provided to him for Company business.

Executive Compensation

     The table below includes compensation paid by the Company for services rendered in fiscal 1998, 1997 and 1996 to Mr. Edward
B. Brooks, Jr., the former President and Chief Executive Officer of the Company. None of the other executive officers of the Company had total salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1998.



                                                                       Long-Term
                                                                        Compensation
                                      Annual Compensation               Awards
                         -------------------------------------------  -----------
                                                                      Securities   All Other
Name and Principal                                      Other Annual  Underlying   Compensation
position                 Year  Salary($)  Bonus($)  ($) Compensation  Options(#)     ($)
--------------------     ----  ---------  --------  --- ------------  --------     ----------
Edward B. Brooks, Jr.    1998    0          ---     (1)     ---         ---          ---
President and CEO        1997    0          ---     (1)     ---         ---          ---
                         1996    0          ---     (1)     ---         ---          ---
_______________
(1) The Company provided Mr. Brooks a vehicle for Company business. The
    Company's depreciation expense for 1996, 1997 and 1998 for the vehicle was
    $3,060, $4,900 and $2,664, respectively. The Company also reimbursed
    Mr. Brooks $1,769 and $1,159 in 1997 and 1998, respectively, for costs incurred by Mr. Brooks in connection with the operation of such vehicle.



Option/SAR Grants in Last Fiscal Year

     No stock options or stock appreciation rights were granted to the President by the Company during fiscal 1998.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

     No stock options or stock appreciation rights were exercised by the President in fiscal 1998, and no stock options or stock appreciation rights were outstanding at the end of fiscal 1998.

Long-Term Incentive Plan Awards in Last Fiscal Year

     The Company did not have any long-term incentive plans in effect during fiscal 1998.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     The Company does not have any employment agreements with any of its officers.

Compliance With Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the Company's common stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on the review of the copies of such reports filed during the fiscal year ended December 31, 1998, all required Section 16(a) filings were made.

                          REVERSE STOCK SPLIT (ITEM 2)

General

     The Board of Directors of the Company has approved a proposal to amend the Company's Restated Certificate of Incorporation (the "Restated Certificate") to effect a one-for-five reverse stock split of the Company's outstanding Common Stock, subject to the approval of the Company's shareholders. This proposal provides for the combination and reclassification of the presently issued and outstanding shares of Common Stock, into a smaller number of shares of identical Common Stock, on the basis of one share of Common Stock for each five shares of Common Stock previously issued and outstanding (the "Reverse Stock Split"). Except as may result from the payment of cash for fractional shares resulting from the Reverse Stock Split and as to those shareholders owning fewer than five shares, each shareholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as each shareholder did immediately prior to the Reverse Stock Split. If approved by the Company's shareholders as provided herein, the Reverse Stock Split will be effected by filing the following amendment to Article Sixth of the Company's Restated Certificate (the "Reverse Stock Split Amendment").

     "Upon the filing of this Amendment to the Restated Certificate of Incorporation (the "Effective Time"), each five shares of the corporation's Common Stock theretofore outstanding shall, without any action on the part of the holder thereof, be automatically converted into one share of the corporation's Common Stock, provided that no fractional shares shall be issued and in lieu thereof, each holder of Common Stock who holds any number of shares of Common Stock not evenly divisible by five immediately prior to the Effective Time will be entitled to receive cash in the sum of such holder's post split fractional interest multiplied by $1.00."

     At the Effective Time, each five shares of Common Stock issued and outstanding will automatically be reclassified and converted into one of share of Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split. Shareholders entitled to receive a fractional share of Common Stock as a consequence of the Reverse Stock Split will, instead, be entitled to receive cash in the sum of such shareholder's post split fractional interest multiplied by $1.00.

Reasons For The Reverse Stock Split

     The primary purpose of the Reverse Stock Split is to increase the per share value of the Company's Common Stock. The higher per share value of the Common Stock will bring the Company closer to meeting listing standards of the Nasdaq Stock Market. The Board of Directors also believes that the current low per share price of the Common Stock has or may have a negative effect on the Company's ability to use the Common Stock in connection with possible future transactions such as financings, strategic alliances, acquisitions and other uses not presently determinable.

     For the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its shareholders. However, there can be no assurances that the Reverse Stock Split will have the desired consequences.

Effect Of The Reverse Stock Split

     Subject to shareholder approval, the Reverse Stock Split will be effected by filing the Reverse Stock Split Amendment to the Company's Restated Certificate and will be effective immediately upon such filing. Although the Company expects to file the Reverse Stock Split Amendment with the Washington Secretary of State's office promptly following approval at the Annual Meeting of Shareholders, the actual timing of such filing will be determined by the Company's management based upon their evaluation as to when such action will be most advantageous to the Company and its shareholders. The Company reserves the right to forego or postpone filing the Reverse Stock Split Amendment if such action is determined to be in the best interests of the Company and its shareholders.

     Each of the Company's shareholders who owns five or more shares of Common Stock will continue to own one or more shares of Common Stock and will continue to share in the assets and future growth of the Company as a shareholder. Each shareholder that owns five or more shares of Common Stock will own that number of shares as equals 1/5th as many shares as such shareholder owned before the Reverse Stock Split, subject to the adjustment for fractional shares, in which case such shareholder shall receive cash in lieu of such fractional share. Each shareholder that owns fewer than five shares of Common Stock will have such shareholder's fractional share of Common Stock paid in cash.

     The Reverse Stock Split will also result in some shareholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     The Company is currently authorized to issue Six Million (6,000,000) shares of Common Stock of which Four Million Two Hundred Forty-Four Thousand Sixty (4,244,060) shares were issued and outstanding at the close of business on the record date.

     Adoption of the Reverse Stock Split will reduce the shares of Common Stock outstanding on June ____, 1999, the record date, from Four Million Two Hundred Forty-Four Thousand Sixty (4,244,060) to approximately 848,812, but will not affect the number of authorized shares of Common Stock. (However, such number of authorized shares will be increased if Delaware Certificates Proposal One is adopted.) After the Reverse Stock Split, the Company estimates that it will have approximately the same number of shareholders.

Certain Federal Income Tax Considerations

     The following discussion describes certain material federal income tax considerations relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

     This discussion may not address certain federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

     SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

     The Reverse Stock Split is intended to be a tax-free re-capitalization to the Company and its shareholders, except for those shareholders who receive cash in lieu of a fractional share. Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Stock Split, except for those shareholders receiving cash in lieu of a fractional share (as described below). The holding period for shares of Common Stock after the Reverse Stock Split will include the holding period of shares of Common Stock before the Reverse Stock Split, provided that such shares of Common Stock are held as a capital asset at the Effective Time. The adjusted basis of the shares of Common Stock after the Reverse Stock Split will be the same as the adjusted basis of the shares of Common Stock before the Reverse Stock Split excluding the basis of fractional shares.

     A shareholder who receives cash in lieu of fractional shares will be treated as if the Company has issued fractional shares to such shareholder and then immediately redeemed such shares for cash. Such shareholder would generally recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of such shareholder's shares (prior to the Reverse Stock Split) allocable to such fractional share.

THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE REVERSE STOCK SPLIT AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.


                        REINCORPORATING PROPOSAL (ITEM 3)

General

     The Board of Directors of the Company has approved and recommends that the shareholders approve the proposed merger of the Company into a wholly owned subsidiary to be incorporated under the laws of the State of Delaware for the purpose of changing the Company's state of incorporation from the State of Washington to the State of Delaware (the "Reincorporating"). The Board of Directors believes that the Reincorporating will result in significant advantages as more fully described in the section entitled "Principal Reasons For The Reincorporating And The Merger" below.

     The following discussion summarizes certain aspects of the proposed Reincorporating of the Company from the State of Washington to the State of Delaware pursuant to the Agreement and Plan of Merger (the "Reincorporating Merger Agreement") between the Company and a wholly owned subsidiary to be incorporated under the laws of the State of Delaware ("Gladstone-Delaware"). This summary is not intended to be complete and is subject to, and qualified in its entirety by, reference to (i) the "Comparison Of Washington And Delaware Corporate Law" attached as Exhibit D to this Proxy Statement, (ii) the Reincorporating Merger Agreement, a copy of which is attached to this Proxy Statement as Exhibit A, (iii) the Certificate of Incorporation of Gladstone-Delaware ("Delaware Certificate"), a copy of which is attached to this Proxy Statement as Exhibit B, and (iv) the WBCA Dissenters' Rights Statute, a copy of which is attached to this Proxy Statement as Exhibit C. Copies of the Restated Articles of Incorporation of the Company ("Washington Articles") are available for inspection at the principal executive office of the Company and copies will be sent to shareholders, without charge, upon oral or written request directed to Gladstone Resources, Inc., 3500 Oak Lawn, Suite 590, LB 49, Dallas, Texas 75219, Attention:

Corporate Secretary, (214) 528-9710. In this discussion of the Reincorporating, the terms "Company" or "Gladstone-Washington" refer to the existing Washington corporation and the term "Gladstone -Delaware" refers to the new Delaware corporation which is the proposed successor to Gladstone-Washington.

Principal Features Of The Reincorporating and The Merger

     The Reincorporating will be effected by the merger (the "Merger") of Gladstone-Washington with and into Gladstone-Delaware, which will be incorporated under the Delaware General Corporation Law ("DGCL") for purposes of the Merger. Gladstone-Delaware will be the surviving corporation in the Merger. Gladstone-Washington will cease to exist as a result of the Merger.

     Upon completion of the Merger, each outstanding share of Common Stock, no par value per share, of Gladstone-Washington after giving effect to the Reverse Stock Split will be converted into one share of Common Stock, $.001 par value, of Gladstone-Delaware. As a result, the existing shareholders of Gladstone-Washington will automatically become shareholders of Gladstone-Delaware, Gladstone-Washington will cease to exist, and Gladstone-Delaware will continue to operate the business of the Company. Gladstone-Washington stock certificates will be deemed to represent the same number of Gladstone-Delaware shares as were represented by such Gladstone-Washington stock certificates prior to the Reincorporating after giving effect to the Reverse Stock Split.

     The Reincorporating will not result in any change to the daily business operations of the Company or the present location of the principal executive offices of the Company in Dallas, Texas. The financial condition and results of operations of Gladstone-Delaware immediately after the consummation of the Reincorporating will be identical to that of Gladstone-Washington immediately prior to the consummation of the Reincorporating. In addition, at the effective time of the Merger, the Board of Directors of Gladstone-Delaware will consist of those persons who were directors of Gladstone-Washington immediately prior to the Merger. In addition, the individuals serving as executive officers of Gladstone-Washington immediately prior to the Merger will serve as executive officers of Gladstone-Delaware upon the effectiveness of the Merger.

Principal Reasons For The Reincorporating

     As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based. The Company believes that the shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

     For many years the State of Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many corporations have been initially incorporated in Delaware or have subsequently reincorporated in Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as a state of incorporation for many corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the DGCL and establishing public policies with respect to corporations incorporated in Delaware. Consequently, the DGCL is comparatively well known and understood. It is anticipated that, as in the past, the DGCL will continue to be interpreted and explained in a number of significant court decisions. The Board of Directors believes that reincorporation in Delaware should provide greater predictability with respect to the Company's corporate affairs.

     In addition, the Delaware Secretary of State is particularly flexible, expert and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions. Delaware has become a preferred domicile for most major corporations in the United States and Delaware law and Delaware law and administrative practices have become comparatively well-known and widely understood. As a result of these factors, it is anticipated that Delaware law will provide greater efficiency, predictability and flexibility in the Company's legal affairs than presently available under Washington law.

     The Board believes that the proposed Reincorporating under Delaware law will enhance the Company's ability to attract and retain qualified directors and officers as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. The law of Delaware offers greater certainty and stability from the perspective of those who serve as corporate officers and directors. To date, the Company has not experienced difficulty in retaining directors or officers. However, as a result of the significant potential liability and relatively small compensation associated with service as a director, the Company believes that the better understood, and comparatively stable, corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, in the recruitment of talented and experienced directors and officers. The parameters of director and officer liability are more extensively addressed in Delaware court decisions and therefore are better defined and better understood than under Washington law.

     The Board believes that Delaware law strikes an appropriate balance with respect to personal liability of directors and officers, and that Reincorporating in Delaware will enhance the Company's ability to recruit and retain directors and officers in the future, while providing appropriate protection for shareholders from possible abuses by directors and officers. Delaware law permits a corporation to eliminate or limit the personal liability of its directors to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director of the corporation; however, directors' personal liability is not, and can not be, eliminated under Delaware law for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit, or for violations of federal laws such as federal securities laws.

     The Board of Directors has not viewed the increased protections permitted under the DGCL as a reason for recommending the Reincorporating. Shareholders should note, however, that since members of the Board of Directors will receive the benefit of expanded indemnification provisions and limitations on liability, the Board of Directors may be viewed as having a personal interest in the approval of the Reincorporating at the potential expense of shareholders.

     As a Delaware corporation, Gladstone-Delaware would qualify for the provisions of Section 203 of DGCL (the "Delaware Business Combination Statute"), which regulates certain business combinations between a corporation and an "Interested shareholder" thereof. With certain exceptions, section 203 prevents a person who acquires 15% or more of the voting stock of a Delaware corporation (an "Interested Shareholder") from effecting a merger or certain other business combinations with such corporation for three years, unless the corporation's board of directors, prior to the date the acquiror becomes an Interested Shareholder, approves either the business combination or the transaction that results in the acquiror's becoming an Interested Shareholder. While the Reincorporating Proposal is not being recommended in response to any specific effort of which the Company is aware to accumulate the Company's shares or to obtain control of the Company, the Board believes that the provisions of the Delaware Business Combination Statute will enhance the Board's ability to assure more equitable treatment of the Company's shareholders in the event that a possible take over attempt. For a more complete description of the Delaware Business Combinations Statute, see "Business Combinations" of Exhibit D attached to this Proxy Statement.

Possible Disadvantages of Reincorporating

     As a result of the Merger, the Company would be subject to the Delaware Business Combination Statute which may deter certain acquisitions of the Company in transactions that are not approved by the Board of Directors. In addition, the DGCL has been publicly criticized on the grounds that it does not afford minority shareholders all the same substantive rights and protections that are available under the laws of a number of other states (including Washington).
For example, if the Reincorporating is consummated, the Company will not be required in the future under the DGCL to obtain shareholder approval, or to grant class voting and appraisal rights, in connection with certain kinds of mergers and corporate reorganizations which under Washington law would be subject to those requirements. For information regarding those and other material differences between the WBCA and the DGCL, see Exhibit D attached to this Proxy Statement. The Board of Directors believes that the advantages of the Reincorporating to the Company and its shareholders outweigh its possible disadvantages.

SHAREHOLDERS ARE URGED TO READ THE SUMMARY OF CERTAIN SIGNIFICANT DIFFERENCES IN THE PROVISIONS OF THE WBCA AND THE DGCL AFFECTING THE RIGHTS AND INTERESTS OF SHAREHOLDERS SET FORTH IN EXHIBIT D ATTACHED TO THIS PROXY STATEMENT.

Amendment, Deferral or Termination of the Reincorporating Merger Agreement

     If approved by the shareholders at the Annual Meeting, it is anticipated that the Reincorporating will become effective at the earliest practicable date. However, the Reincorporating Merger Agreement provides that it may be amended, modified or supplemented before or after approval by the shareholders of the Company; but no such amendment, modification or supplement may be made if it would have a material adverse effect upon the rights of the Company's shareholders unless it has been approved by the shareholders. The Reincorporating Merger Agreement also provides that the Company may terminate and abandon the Merger or defer its consummation for a reasonable period, notwithstanding shareholder approval, if in the opinion of the Board of Directors or, in the case of deferral, of an authorized officer, such action would be in the best interests of the Company and its shareholders.

Federal Income Tax Consequences of the Reincorporating

     The Company believes that, for federal income tax purposes, no gain or loss will be recognized by the holders of Common Stock as a result of the consummation of the Reincorporating and no gain or loss will be recognized by Gladstone-Washington or Gladstone-Delaware. Each holder of Common Stock will have the same basis in the Gladstone-Delaware Common Stock received pursuant to the Reincorporating (other than those who exercise dissenters' rights) as such shareholder had in the Common Stock held immediately prior to the Reincorporating, and the shareholder's holding period with respect to the Gladstone-Delaware Common Stock will include the period during which such shareholder held the corresponding Common Stock, so long as the Common Stock was held as a capital asset at the time of consummation of the Reincorporating.

     ALTHOUGH IT IS NOT ANTICIPATED THAT STATE OR LOCAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS WILL VARY FROM THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE, SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE REINCORPORATING UNDER STATE, LOCAL OR FOREIGN INCOME TAX LAWS.

     The Company also believes that it will not recognize gain or loss for federal income tax purposes as a result of the Merger, and that Gladstone-Delaware will succeed without adjustment to the tax attributes of the Company. Shareholders should be aware that franchise taxes in the State of Delaware are likely to be higher than those in the State of Washington. Based on the Company's present financial position, the estimated annual franchise tax in the State of Delaware will be approximately the same as the amount of tax paid last year to the State of Washington.

     A dissenting shareholder who receives payment for his shares upon exercise of his rights of dissent may recognize capital gain or loss for federal income tax purposes, measured by the difference between the basis for his shares and the amount of the payment received. Shareholders who may dissent and seek cash payment for their shares should consult with their tax advisors.

THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE REINCORPORATING PROPOSAL AND THE MERGER AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                           EXCHANGE OF STOCK CERTIFICATES

     The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of shareholders of the Company and without regard to the date certificates representing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. If the number of shares of Common Stock to which a holder is entitled as a result of the Reverse Stock Split would otherwise include a fraction, the Company will issue to the shareholder, in lieu of issuing fractional shares of the Company, the cash payment described above under "Reverse Stock Split-General". The conversion of shares of Gladstone-Washington Common Stock into Gladstone-Delaware Common Stock will occur automatically upon the completion of the Merger without any action on the part of shareholders of the Company and without regard to the date certificates representing shares of Common Stock prior to the Merger are physically surrendered.

     As soon as practicable after the Effective Date of the Reverse Stock Split Amendment and consummation of the Merger, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Gladstone-Delaware Common Stock such shareholder is entitled to receive as a consequence of the Reverse Stock Split and the Merger. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each shareholder should surrender the certificates representing shares of Common Stock, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Gladstone-Delaware Common Stock that he or she holds as a result of the Reverse Stock Split and the Merger and the cash payment for fractional shares resulting from the Reverse Stock Split. SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     After the Effective Date of the Reverse Stock Split and the consummation of the Merger, each certificate representing shares of Common Stock outstanding prior to the Effective Date and consummation of the Merger (an "Old Certificate") will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of that number of shares of Gladstone-Delaware Common Stock into which the shares of Common Stock evidenced by such certificate have been converted by the Reverse Stock Split and as a result of the consummation of the Merger, and the cash sum payable in respect of any fractional shares resulting from the Reverse Stock Split.

                              DISSENTERS' RIGHTS

     Holders of fewer than five shares of Common Stock of Gladstone-Washington will have the right to dissent and seek the payment of "fair value" of their shares with regard to the Reverse Stock Split and holders of any number of shares of Common Stock of Gladstone-Washington will have the right to dissent and seek payment of the "fair value" of their shares with regard to the Reincorporating Proposal. Pursuant to Chapter 23B.13 of the WBCA, such holders of record of Gladstone-Washington Common Stock who object and who follow the procedures prescribed by Chapter 23B.13 of the WBCA will be entitled to receive a cash payment equal to the "fair value" of the shares of Gladstone-Washington Common Stock held by them. Set forth below is a summary of the procedures such holders of Gladstone-Washington Common Stock must follow in order to exercise their dissenters' rights under the WBCA. This summary does not purport to be complete and is qualified in its entirety by reference to Chapter 23B.13 of the WBCA (a copy of which, as of the date hereof, is attached to this Proxy Statement as Exhibit C) and to any amendments to, or modifications of, such provisions as may be adopted after the date hereof.

     Any such holder of shares of Common Stock of Gladstone-Washington contemplating a possibility of objecting to the Proposals should carefully review the text of Exhibit C (particularly the specified procedural steps required to perfect their dissenters' rights) and should consult as appropriate with such holder's legal counsel. The dissenters' rights will be lost if the procedural requirements of Chapter 23B.13 of the WBCA are not fully and precisely satisfied.

     A record shareholder may assert dissenters' rights to fewer than all shares registered in his name only if he dissents with respect to all shares beneficially owned by a beneficial holder for whom he acts as nominee and notifies the Company in writing of the name and address of each person on whose behalf he has such dissenters' rights. A beneficial holder may assert dissenters' right as to shares held on his behalf only if he submits to the Company the record holder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and does so with respect to all shares to which he is beneficial owner.

     Under Chapter 23B.13 of the WBCA, any shareholder who desires to assert dissenters' rights shall deliver to the Company before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effected and shall not vote his shares in favor of the proposed action. If the proposed corporate action is effected, the Company shall deliver a written dissenters' notice to all shareholders who properly exercised their dissenters' rights within ten (10) days after the corporate action is effected. Such notice from Company shall include, among other items, a form for demanding payment (and deliver certificates representing shares of Gladstone-Washington), as well as a date not less than thirty (30) days and not more than sixty (60) days after the date of the Company's delivery of the initial dissenters' notice by which the Company must receive the payment demand. A shareholder who demands payment and deposits his share certificates in accordance with the terms of the Company's payment demand shall be entitled to receive from the Company the amount that the Company estimates to be the "fair value" of the shares plus accrued interest. Such payment is to be accompanied by specified financial information regarding the Company, a statement of the Company's estimate of the fair value of the shares and an explanation of how any accrued interest was calculated. If a dissenting shareholder disagrees with the Company's calculation of the "fair value" for the shares tendered, he may notify the corporation in writing of his own estimate of fair value or reject the Company's offer and demand payment of fair value of his shares. If a dissenting shareholder waives his rights to contest the Company's determination of "fair value," he must notify the Company of his demand of payment of a different value in writing within thirty (30) days after the Company made or offered payment for his shares.

     If a demand for payment remains unsettled, the Company may commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the Company does not commence a proceeding within the sixty day period, it must pay to each dissenting shareholder the amount demanded by such shareholder.

               ADOPTION OF DELAWARE CERTIFICATE PROPOSALS (ITEM 4)

     In connection with the Reincorporating, shareholders of the Company are being asked to approve certain provisions of the Delaware Certificate set forth in its entirety as Exhibit B hereto which differ from the current provisions of the Washington Articles and alter the rights currently given to shareholders under the Washington Articles. The proposed provisions include that the Delaware Certificate (i) would authorize up to 10 million shares of Delaware Common Stock; (ii) would authorize up to 5 million shares of a new class of undesignated Preferred Stock, which would allow the Board of Directors of the Company to issue, without further shareholder action, one or more series of Preferred Stock; (iii) will eliminate the ability of shareholders to take action by written consent thus requiring that all shareholder action be taken at a meeting of shareholders; (iv) will eliminate cumulative voting in the election of directors; plurality; (v) will permit directors and officers to be indemnified to the fullest extent permitted by Delaware law; and (vi) will require a two-thirds vote of the shareholders to amend the provisions described in (iii) and (v) above and, if shareholder action is ever sought to amend the Delaware Bylaws, to amend the Delaware Bylaws. Shareholders should review the sections describing the principal provisions of the Delaware Certificate below and Exhibit D for a more complete summary of material differences in the rights of shareholders of Gladstone-Washington compared to the rights available to shareholders of Gladstone-Delaware.

APPROVAL OF THE REINCORPORATING WILL AFFECT CERTAIN RIGHTS OF SHAREHOLDERS. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS ENTIRE PROXY STATEMENT AND THE EXHIBITS TO THE PROXY STATEMENT BEFORE VOTING.

                       DELAWARE CERTIFICATE PROPOSAL ONE:
                      INCREASE IN AUTHORIZED CAPITAL STOCK

General

     The Company's presently authorized capital stock consists of Six Million shares, all of which are Common Stock, no par value. On March 31, 1999, Four Million Two Hundred Forty-Four Thousand Sixty (4,244,060) shares of Common Stock were outstanding. Thus, as of such date, One Million Seven Hundred Fifty-Five Thousand Nine Hundred Forty (1,755,940) shares of Common Shares remain unreserved and available for future issuance.

Principal Reasons for Authorization

     The proposed Delaware Certificate provides for authorized capital consisting of 10 million shares of Delaware Common Stock, par value $.001 per share. The Board of Directors believes that the increase in authorized Common Stock is in the best interests of the Company and its shareholders and believe that it is advisable to authorize increasing the authorized Common Stock and have it available in connection with possible future transactions such as stock dividends, stock option or other benefit plans, financings, strategic alliances, acquisitions and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company.

Possible Disadvantages

     The Board of Directors is not proposing the increased capitalization as a means of discouraging tender offers or takeover attempts. However, in the event of an unsolicited tender offer or takeover proposal, the increased number of shares could give the Board of Directors greater opportunity to issue shares to persons who are friendly to management. Such shares might also be available to make acquisitions or enter into other transactions which might frustrate potential offerors.

THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED DELAWARE CERTIFICATE PROPOSAL ONE AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                       DELAWARE CERTIFICATE PROPOSAL TWO:
                     AUTHORIZATION OF BLANK CHECK PREFERRED

General

     The Washington Articles presently do not authorize any class of equity securities other than the Common Stock. The proposed Delaware Certificate would authorize the issuance by the Company of up to 5 million shares of preferred stock, par value $.001 per share (the "Preferred Stock").

Principal Reasons for Authorization

     The Board of Directors believes that the authorization of the Preferred Stock is in the best interests of the Company and its shareholders and believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as financings, strategic alliances, acquisitions and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of Preferred Stock without further shareholder action, except as otherwise provided by law.

     The Preferred Stock will have such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as may be determined by the Board of Directors. Thus, if the Delaware Certificate is approved, the Board of Directors would be entitled to authorize the creation and issuance of up to 10 million shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the Board's sole discretion, without further authorization by the Company's shareholders.

Possible Disadvantages of Authorization

     It is not possible to determine the actual effect of the Preferred Stock on the rights of the shareholders of the Company until the Board of Directors determines the rights of the holders of a series of the Preferred Stock. However, such effects might include (i) restrictions on the payments of dividends to holders of the Common Stock; (ii) dilution of voting power to the extent that the holders of shares of Preferred Stock are given voting rights;
(iii) dilution of the equity interests and voting power if the Preferred Stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock. Shareholders will not have preemptive rights to subscribe for shares of Preferred Stock.

     The Board of Directors is required by Delaware law to make any determination to issue shares of Preferred Stock based upon its judgment as advisable and in the best interests of the shareholders and the Company. Although the Board of Directors has no present intention of doing so, it could issues shares of Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means, when, in the judgment of the Board of Directors, such action would be in the best interests of the shareholders and the Company. The issuance of shares of Preferred Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of Preferred Stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of the Common Stock on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of the person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the shareholders and the Company. Such issuance of Preferred Stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock.

THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED DELAWARE CERTIFICATE PROPOSAL TWO AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.


                      DELAWARE CERTIFICATE PROPOSAL THREE:
                       ELIMINATION OF SHAREHOLDER CONSENTS

General

     Under the WBCA any action to be taken or which may be taken at an annual or special meeting of shareholders may be taken without prior notice and without a vote if a consent in writing setting forth the action so taken is signed by the holders of all the outstanding stock of the Company. The Delaware Certificate would eliminate the ability of the shareholders to take action without a meeting of shareholders.

Reasons for Proposal

     Under Delaware law, when shareholders are to take action at a meeting, a corporation must give written notice of the meeting to all shareholders entitled to vote, even when one shareholder or group will have a majority of the votes to be cast. This prior notice allows minority shareholders to take whatever action they deem appropriate to protect their interests, including seeking to persuade majority shareholders to follow a different course, selling their shares or litigation. If action is taken by majority holders by written consent, no prior notice is necessary and minority holders may not have any opportunity to protect their interests. The primary purpose of this provision is to prevent shareholder action without prior notice to all shareholders.

Possible Disadvantages of Proposal

     The proposed provision will have the effect of preventing the shareholders of the Company from taking action at any time other than an annual meeting (or a special meeting authorized by the Board of Directors or other authorized persons) to replace directors, amend the Certificate of Incorporation or take any other action authorized to be taken by shareholders under Delaware law.
Such a provision may have the effect of discouraging potential purchasers from attempting to acquire control of the Company or, in some cases, may discourage the accumulation of large blocks of Common Stock.

THE BOARD OF DIRECTORS HAS APPROVED DELAWARE CERTIFICATE PROPOSAL THREE AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.


                       DELAWARE CERTIFICATE PROPOSAL FOUR:
                       ELIMINATION OF CUMULATIVE VOTING

General

     Under the DGCL, cumulative voting for the election of directors is permitted if provided in the corporation's certificate of incorporation. The Delaware Certificate would not provide for cumulative voting in the election of directors. Under the WBCA, unless otherwise provided in the articles of incorporation, shareholders are entitled to cumulate their votes in the election of directors. The Gladstone-Washington Articles do not provide that shareholders may not cumulate their votes in the election of directors.

Reasons for Proposal

     As stated above, the DGCL does not automatically provide for cumulative voting in the election of directors. Rather, cumulative voting must be provided in the certificate of incorporation. Cumulative voting does create a possibility for some minority representation on the Board of Directors. However, the Board of Directors believes that a director elected by a small group of shareholders would feel obligated to act primarily in the special interests of the shareholders responsible for his or her election. The Board of Directors believes that such representation of a special interest could encourage devisiveness and dissension on the Board of Directors that would be detrimental to the Company and would render more difficult the overridding obligation of the Board of Directors to manage the business of the corporation for the benefit of all shareholders. Accordingly, the Board of Directors does not. believe it is necessary to provide for cumulative voting in the Delaware Certificate.

Possible Disadvantages of Proposal

     The proposed provision will have the effect of eliminating cumulative voting in the election of directors. This may discourage candidates of minority shareholders from seeking nomination as a director and may prevent minority shareholder candidates from being elected to the Board of Directors without the support of a majority of the shareholders.

THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED DELAWARE CERTIFICATE PROPOSAL FOUR AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                       DELAWARE CERTIFICATE PROPOSAL FIVE:
                                 INDEMNIFICATION

     The Delaware Certificate would, to the fullest extent permitted under applicable law as from time to time in effect, (i) require indemnification (including advancement of expenses) of the Company's directors and officers and
(ii) at the option of the Board of Directors in any particular case the Company's employees and agents.

     The Board of Directors believe that this proposal is desirable for the Company to be able to continue to attract and retain responsible individuals to serve as its directors and officers, in light of the present difficult environment in which such persons, particularly directors, must serve. In recent years, investigations, claims, actions, suits or proceedings (including derivative actions) seeking to impose liability on directors and officers of corporations have become increasingly common. Such proceedings can be extremely expensive, whatever their eventual outcome. In view of the costs and uncertainties of litigation in general, it is often prudent to settle proceedings in which claims against a director or officer are made. Settlement amounts, even if immaterial to the corporation involved and minor compared to the enormous amounts frequently claimed, often exceed the financial resources of most individual director or officer defendants. As a result, an individual may conclude that potential exposure to the costs and risks of proceedings in which he or she may become involved may exceed any benefit to him or her from serving as a director or officer of a corporation.

THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED DELAWARE CERTIFICATE PROPOSAL FIVE AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.


                       DELAWARE CERTIFICATE PROPOSAL SIX:
          SUPERMAJORITY VOTING REQUIREMENTS TO AMEND OR REPEAL CERTAIN
            PROVISIONS OF THE CERTIFICATE OF INCORPORATION OR BYLAWS

     The Delaware Certificate requires that to amend, repeal or adopt any provision inconsistent with elimination of shareholder consents or indemnification of directors, the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of the Company shall be required. The Delaware Certificate also requires the same threshold for the shareholders to amend the Bylaws, if shareholders are seeking to amend the Bylaws.

     Under the DGCL, amendments to the Certificate of Incorporation would generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, but the law also permits a corporation to include provisions in its charter documents which require a greater vote than the vote otherwise required by law for any corporate action. The requirement of an increased shareholder vote is designed to prevent a person holding or controlling a majority, but less than 66-2/3%, of the shares of the Company from avoiding the requirements of the proposed amendments by simply repealing them. Further, the Board of Directors of the Company deems it advisable and in the best interests of the Company and its shareholders to provide that the Company's Bylaws may not be amended by the shareholders unless such action is approved by the affirmative vote of the holders of not less than 66-2/3% of the voting power of all shares of stock of the Company entitled to vote thereon. The Bylaws may still be amended without shareholder approval by the Board of Directors consistent with the provisions of applicable Delaware law and the express permission given in the Delaware Certificate.

THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED DELAWARE CERTIFICATE PROPOSAL SIX AND RECOMMENDS THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                               INTERESTED PARTIES

     Except as described above with regard to potential benefits to be received by the officers and directors of the Company arising from the liability limitation and indemnification provisions under the DGCL, no director or executive officer of the Company has any interest, direct or indirect, in the Reverse Stock Split, the Merger, the proposed Reincorporating, or the Delaware Certificate Proposals other than any interest arising from the ownership of securities of the Company.

      MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market for Common Stock

     Currently there is no public market for the Company's Common Stock.

Dividends

     The Company has never declared or paid any cash dividends on the Common Stock and does not presently intend to pay cash dividends on the Common Stock in the foreseeable future. The Company intends to retain future earnings for reinvestment in its business.

Holders of Record

     There were 539 shareholders of record at March 31, 1999, and approximately _________ beneficial shareholders.


                            INCORPORATION OF CERTAIN
                            INFORMATION BY REFERENCE

     The information in the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, is incorporated by reference in this Proxy.


                              SHAREHOLDER PROPOSALS

     Any shareholder who wishes to submit a proposal for inclusion in the Company's proxy material and for presentation at the Company's 2000 Annual Meeting of Shareholders must forward such proposal to the Secretary of the Company at the address indicated on the first page of this proxy statement, so that the Secretary receives it no later than _______________.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters that are to be presented for action at the Meeting. However, if any other matters properly come before the Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors.

----------------------------
Sheila Irons
Secretary

June __, 1999

                            GLADSTONE RESOURCES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE ___, 1999

           This proxy is solicited on behalf of the Board of Directors

      The undersigned hereby constitutes and appoints Johnathan M. Hill and Katherine R. Murphy, or either of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of Gladstone Resources, Inc. (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June __, 1999 and at any adjournments thereof.

1.  Election of   FOR All nominees named below  WITHHOLD AUTHORITY TO
     Directors    (EXCEPTAS MARKED TO THE       VOTE FOR ALL NOMINEES
                  CONTRARY)   /  /              NAMED BELOW   /  /

Nominees:    Charles B. Humphrey    Johnathan M. Hill     Fred Oliver
             -------------------    -----------------     -----------

             H. Wayne Gifford       Katherine R. Murphy
             -------------------    -------------------

INSTRUCTION: TO CUMULATE VOTES, WRITE BELOW THE NAME OF THE NOMINEE OR NOMINEES FOR WHOM YOU DESIRE TO CAST VOTES THE NUMBER OF VOTES TO BE CAST FOR SUCH NOMINEE.
    (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                  WRITE THE NOMINEE'S NAME ON THE LINE BELOW.)

                -----------------------------------------------------

2. To approve a one-for-five reverse stock split of the Company's outstanding Common Stock.

          FOR    /  /         AGAINST     /  /    ABSTAIN    /  /

3. To approve the merger of the Company into a wholly-owned subsidiary to be organized under the laws of Delaware in order to effect the change the Company's state of incorporation from Washington to Delaware.

          FOR    /  /         AGAINST     /  /    ABSTAIN    /  /

4. To approve and adopt provisions of the Certificate of Incorporation of Gladstone-Delaware ("Delaware Certificate") which would authorize up to 10 million shares of common stock, par value $.001 per share of the Company.

          FOR    /  /         AGAINST     /  /    ABSTAIN    /  /

5. To approve and adopt provisions of the Delaware Certificate of which would authorize up to 5 million shares of preferred stock, par value $.001 of the Company.

          FOR    /  /         AGAINST     /  /    ABSTAIN    /  /

6. To approve and adopt provisions of the Delaware Certificate which would require all shareholder action to be taken at a shareholder meeting.

          FOR    /  /         AGAINST     /  /    ABSTAIN   /  /

7. To approve and adopt provisions of the Delaware Certificate which eliminates cumulative voting in the election of directors.

          FOR    /  /         AGAINST     /  /    ABSTAIN   /  /

8. To approve and adopt provisions of the Delaware Certificate which would permit officers and directors of the Company to receive indemnification to the fullest extent permitted by law.

          FOR    /  /         AGAINST     /  /    ABSTAIN   /  /

9. To approve and adopt provisions of the Delaware Certificate that would require a 66-2/3% vote of shareholders to amend the foregoing provisions No. 6 and No. 8 and to amend the Delaware Bylaws when shareholder amendments are sought.

          FOR    /  /         AGAINST     /  /    ABSTAIN   /  /

10. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournments thereof.

     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" EACH OF THE
PROPOSALS SET FORTH HEREIN AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

      Please sign exactly as the name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

                              Dated:_____________________________

                              ___________________________________
                                   Signature of Shareholder

                              ___________________________________
                                   Signature (if jointly owned)

                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.